Exhibit 5.1

2049 Century Park East

Suite 3700

Los Angeles, CA 90067

United States

+1 310 552 4200

www.kirkland.com

May 22, 2020

Floor & Decor Holdings, Inc.

2500 Windy Ridge Parkway, SE

Atlanta GA 30339

Ladies and Gentlemen:

We are providing this letter in our capacity as counsel to Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement, dated May 19, 2020 (the “Prospectus Supplement”) to the prospectus, dated May 23, 2018, included as part of a registration statement on Form S 3ASR (File No. 333-225145) (the “Registration Statement”) relating to the sale by certain stockholders of the Company of 4,972,900 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), pursuant to an Underwriting Agreement, dated May 19, 2020 (the “Underwriting Agreement”), among the Company, the selling stockholders listed on Schedule B thereto, and Morgan Stanley & Co. LLC.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including, (i) the Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-216000) filed with the SEC on April 24, 2017; (ii) the second amended and restated bylaws of the Company in the form filed as Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-216000) filed with the SEC on April 24, 2017, (iii) resolutions of the Board of Directors of the Company, (iv) the Underwriting Agreement, (iv) the Registration Statement, together with the exhibits filed as a part thereof and including the documents incorporated by reference therein and (v) the Prospectus Supplement, including any documents incorporated by reference therein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement was declared effective, that the Shares are (i) duly authorized and (ii) validly issued and fully paid and holders of the Shares have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Shares.

Beijing	Boston	Chicago	Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

May 22, 2020

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Prospectus and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Kirkland & Ellis LLP